                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                           WESTELL TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                           WESTELL TECHNOLOGIES, INC.
                             750 NORTH COMMONS DRIVE
                             AURORA, ILLINOIS 60504
                                 (630) 898-2500



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                DECEMBER 13, 2000

TO THE STOCKHOLDERS:


         The Annual Meeting of Stockholders of Westell Technologies, Inc., a Delaware corporation (the "Company"), will be held at the Company's Corporate Headquarters, 750 North Commons Drive, Aurora, Illinois on Wednesday, December 13, 2000 at 11:00 a.m. Central Standard Daylight Time for the following purposes:

         1. To elect nine directors; and

         2. To consider and transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on November 1, 2000 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting.


                                            By Order of the Board of Directors



                                            NICHOLAS C. HINDMAN, SR.
                                            Vice President, Secretary, Treasurer
                                            and Chief Financial Officer


November 28, 2000


WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE FOR MAILING IN THE UNITED STATES. A PROMPT RESPONSE IS HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.

                           WESTELL TECHNOLOGIES, INC.
                             750 NORTH COMMONS DRIVE
                             AURORA, ILLINOIS 60504

                                   -----------

                                 Proxy Statement

           Annual Meeting of Stockholders to be held December 13, 2000

                                   -----------

To the Stockholders of
WESTELL TECHNOLOGIES, INC.:

         This Proxy Statement is being mailed to stockholders on or about November 28, 2000 and is furnished in connection with the solicitation by the Board of Directors of Westell Technologies, Inc., a Delaware corporation (the "Company"), of proxies for the Annual Meeting of Stockholders to be held on December 13, 2000 for the purpose of considering and acting upon the matters specified in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement. If the form of Proxy which accompanies this Proxy Statement is executed and returned, it will be voted. A Proxy may be revoked at any time prior to the voting thereof by written notice to the Secretary of the Company.

         A majority of the outstanding shares entitled to vote at this meeting and represented in person or by proxy will constitute a quorum. With a quorum present at the meeting, the affirmative vote of the holders of a plurality of the shares entitled to vote and represented in person or by proxy at the meeting is required for the election of directors. Neither the nonvoting of shares nor withholding authority will affect the election of directors.

         With regard to any other proposal submitted to a vote, approval requires the affirmative vote of a majority of the shares entitled to vote and represented in person or by proxy at the meeting. Shares represented by proxies which are marked "abstain" or to deny discretionary authority on any matter will be treated as shares present and entitled to vote, which will have the same effect as a vote against any such matters. Broker "non-votes" will be treated as not represented at the meeting as to matters for which a non-vote is indicated on the broker's proxy and will not affect the determination of the outcome of the vote on any proposal to be decided at the Annual Meeting. Broker "non-votes" and the shares as to which stockholders abstain are included for purposes of determining whether a quorum of shares is present at a meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

         Expenses incurred in the solicitation of proxies will be borne by the Company. Officers of the Company may make additional solicitations in person or by telephone.

         The Annual Report to Stockholders on Form 10-K for fiscal year ended March 31, 2000 ("fiscal 2000") accompanies this Proxy Statement. If you did not receive a copy of the report, you may obtain one by writing to the Secretary of the Company.

         As of November 1, 2000, the Company had outstanding 41,399,890 shares of Class A Common Stock and 19,033,369 shares of Class B Common Stock (collectively, the "Common Stock"), and such shares are the only shares entitled to vote at the Annual Meeting. Each share of Class A Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to four votes on each matter to be voted upon at the Annual Meeting.

                        SECURITIES BENEFICIALLY OWNED BY
                      PRINCIPAL STOCKHOLDERS AND MANAGEMENT

         Set forth in the following table are the beneficial holdings (and the percentages of outstanding shares represented by such beneficial holdings) as of November 1, 2000, of (i) each person (including any "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act")) known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) directors, (iii) each Named Executive Officer (as defined below), and (iv) all directors and executive officers as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information provided by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Under Rule 13d-3 of the Exchange Act, persons who have the power to vote or dispose of Common Stock of the Company, either alone or jointly with others, are deemed to be beneficial owners of such Common Stock.


STOCKHOLDERS,                                                NUMBER OF             NUMBER OF          PERCENT OF
NAMED EXECUTIVE                                               CLASS A               CLASS B          TOTAL VOTING
OFFICERS AND DIRECTORS                                     SHARES (1)(2)           SHARES(2)            POWER(3)
----------------------                                     -------------        ----------------     ------------
Robert C. Penny III.....................................           --           18,585,797(4)            63.9%
Melvin J. Simon.........................................       69,300(5)        19,033,368(4)(6)         64.8%
Robert H. Gaynor........................................      260,898(7)                --                *
J. William Nelson.......................................      152,351                   --                *
Marc J. Zionts..........................................       63,500                   --                *
William J. Noll.........................................       99,500                   --                *
Marcus H. Hafner, Sr....................................      160,000                   --                *
Paul A. Dwyer...........................................       88,400                   --                *
John W. Seazholtz.......................................       44,500                   --                *
Howard L. Kirby.........................................      324,215                   --                *
Bernard F. Sergesketter.................................       33,000                   --                *
Thomas A. Reynolds III..................................       60,000                   --                *
Richard P. Riviere......................................       16,800                   --                *
All directors and executive
officers as a group (14 persons)........................    1,378,464           19,033,368(7)            65.9%

----------
*  Less than 1%

(1) Includes options to purchase shares that are exercisable within 60 days of November 1, 2000 as follows: Mr. Simon: 62,500 shares; Mr. Nelson:
         230,500 shares; Mr. Zionts: 63,500 shares; Mr. Noll: 99,500 shares; Mr.
         Hafner: 161,000 shares; Mr. Dwyer: 84,400 shares; Mr. Seazholtz: 44,500 shares; Mr. Kirby 283,800 shares; Mr. Sergesketter 29,700 shares; Mr. Riviere 16,800 shares; and all directors and officers as a group:
         1,081,200 shares.
(2) Holders of Class B Common Stock have four votes per share and holders of Class A Common Stock have one vote per share. Class A Common Stock is freely transferable and Class B Common Stock is transferable only to certain transferees but is convertible into Class A Common Stock on a share-for-share basis.
(3) Percentage of beneficial ownership is based on 41,399,890 shares of Class A Common Stock and 19,033,369 shares of Class B Common Stock outstanding as of November 1, 2000.
(4) Includes 18,585,797 shares of Class B Common Stock held by Messrs. Penny and Simon, as Trustees pursuant to a Voting Trust Agreement dated February 23, 1994, as amended (the "Voting Trust"), among Robert C. Penny III and Melvin J. Simon, as trustees (the "Trustees"), and certain members of the Penny family and the Simon family. The Trustees have joint voting and dispositive power over all shares in the Voting Trust. Messrs. Penny and Simon each disclaim beneficial ownership with respect to all shares held in the Voting Trust in which they do not have a pecuniary interest. The Voting Trust contains 5,772,136 shares held for the benefit of Mr. Penny and 452,804 shares held for the benefit of Mr. Simon. The address for Messrs. Penny and Simon is Melvin
         J. Simon & Associates, Ltd., 4343 Commerce Court, Suite 114, Lisle, Illinois 60532.
(5) Includes 4,800 shares held for the benefit of Stacy L. Simon, Melvin J. Simon's daughter for which Natalie Simon, Mr. Simon's wife, is custodian and has sole voting and dispositive power, and 2,000 shares held in trust for the benefit of Makayla G. Penny, Mr. Penny's daughter, for which Mr. Simon is trustee and has sole voting and dispositive power; Mr. Simon disclaims beneficial ownership of these shares.
(6) Includes 95,980 held in trust for the benefit of Sheri A. Simon and 95,980 held in trust for Stacy L. Simon, Melvin J. Simon's daughters, for which Natalie Simon, Mr. Simon's wife, is custodian and has sole voting and dispositive power. Includes 256,111 shares held in trust for the benefit of Makayla G. Penny, Mr. Penny's daughter, for which Mr. Simon is trustee and has sole voting and dispositive power. Mr. Simon disclaims beneficial ownership of these shares.
(7)      Mr. Gaynor retired in April 2000.

                              ELECTION OF DIRECTORS

         At the Annual Meeting, nine directors, constituting the entire Board of Directors of the Company, are to be elected to hold office until the next annual meeting of stockholders or until their successors are elected and qualified. In fiscal 2000, Robert Gaynor resigned and Ormand Wade retired from their positions as directors of the Company.

         It is intended that the proxies (except proxies marked to the contrary) will be voted for the nominees listed below. It is expected that the nominees will serve, but if any nominee declines or is unable to serve for any unforeseen cause, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the proxies.


NOMINEES

         The following table sets forth certain information with respect to the nominees, all of whom are current members of the present Board of Directors.


                                     DIRECTOR
NAME AND AGE                           SINCE            PRINCIPAL OCCUPATION AND OTHER INFORMATION
---------------------               -----------         -------------------------------------------------------------------------
John W. Seazholtz(63)                  1997             John W. Seazholtz has served as a Director of the Company since December
                                                        1997 and was elected Chairman in April 2000. Mr. Seazholtz was President and Chief Executive Officer of Telesoft America, Inc. from May 1998 to
                                                        May 2000. In April 1998, Mr. Seazholtz retired as Chief Technology
                                                        Officer - Bell Atlantic where he served since June 1995. Mr. Seazholtz previously served as Vice President Technology and Information Services
                                                        - Bell Atlantic and in other executive capacities with Bell Atlantic beginning in 1962. Mr. Seazholtz currently serves as a Director for
                                                        Odetics, Inc., a supplier of digital data management products for the security, broadcast and computer storage markets, and as director for
                                                        ASC-Advanced Switching Communications, an ATM network equipment developer and for Mariner, Inc, an ATM LAN CPE developer.

Melvin J. Simon(55)                    1992             Melvin J. Simon has served as Assistant Secretary and Assistant Treasurer of the Company since July 1995 and as a Director of the Company since
                                                        August 1992. From August 1992 to July 1995, Mr. Simon served as
                                                        Secretary and Treasurer of the Company. A certified public accountant,
                                                        Mr. Simon founded and has served as President of Melvin J. Simon &
                                                        Associates, Ltd., a public accounting firm, since May 1980. Mr. Simon also serves as a Director of the Company's 88% owned subsidiary
                                                        Conference Plus, Inc.

Paul A. Dwyer(66)                      1996             Paul A. Dwyer has served as a Director of the Company since January 1996 and as a Director of Westell, Inc., a wholly owned subsidiary of the
                                                        Company since November 1995. Mr. Dwyer served as Chief Financial Officer of Henry Crown and Company, a private investment firm, from February
                                                        1981 to December 1999, and has served as Vice President --Administration of Longview Management Group, LLC, a registered investment advisor, since October 1998.



Robert C. Penny III (47)               1998             Robert C. Penny III has served as a Director of the Company since September
                                                        1998. He has been the managing partner of P.F. Management Co., a private investment company, since May 1980.

Thomas A. Reynolds, III (48)           2000             Thomas A. Reynolds,  III has served as Director of the Company since
                                                        January 2000. He is a partner with Winston & Strawn, an international law firm headquartered in Chicago, and currently serves as a member of the Board of Directors of Smurfit Stone Container Corporation and
                                                        Georgetown University and serves as a Trustee of the Brain Research
                                                        Foundation.

Howard L. Kirby, Jr. (64)              2000             Howard L. Kirby, Jr. has served as a Director of the Company since March
                                                        2000. Mr. Kirby served as the President, Chief Executive Officer and as a Director of Teltrend, Inc., a wholly owned subsidiary of the Company, from January 1990 to March 2000.

Bernard F. Sergesketter (63)           2000             Bernard F. Sergesketter has served as a Director of the Company since
                                                        March 2000. Mr. Sergesketter is President and Chief Executive Officer of
                                                        Sergesketter & Associates, a telecommunications consulting firm, since
                                                        1994. He served as a Vice President of AT&T from January 1993 to August
                                                        1994. Mr. Sergesketter was a Director of Teltrend, Inc, a wholly owned subsidiary of the Company, from January 1996 to March 2000, and currently serves as a Director of the Illinois Institute of Technology,
                                                        The Mather Foundation and The Sigma Chi Foundation.

Marc J. Zionts (38)                    2000             Marc J. Zionts has served as a Director of the Company since January 2000.
                                                        Mr. Zionts currently serves as the Chief Executive Officer of the
                                                        Company and its wholly owned subsidiary Westell, Inc. Mr. Zionts served as Senior Vice President of DSL System Sales of Westell, Inc. from March
                                                        1997 to December 1997. Mr. Zionts joined the Company in April 1996 as
                                                        Vice President and General Manager of DSL Sales and Marketing in the
                                                        United States. Mr. Zionts also serves on the Board of Directors of S3
                                                        Networks, a private company focused on delivering professional services in the area of network security, scalability and survivability.

J.W. Nelson (48)                       2000             J.W. Nelson has served as a Director of the Company since January
                                                        2000. Mr. Nelson currently serves as the President of the Company and as
                                                        President and Chief Operating Officer of the Company's wholly owned subsidiary Westell, Inc. Mr. Nelson also serves as Chairman of the Board of Directors of the Company's 88% owned subsidiary Conference Plus, Inc.
                                                        Mr. Nelson served as President of U.S. Operations of Westell, Inc. from
                                                        April 1996 to March 1997 and as Executive Vice President and Chief
                                                        Customer Satisfaction Officer of Westell, Inc. from July 1993 to March
                                                        1997.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES:

         The Board of Directors held 23 meetings during fiscal 2000. All directors attended at least 75% of the aggregate number of such meetings and of meetings of Board committees on which they served in fiscal 2000.

         The Board of Directors has established six standing committees: the Audit Committee, the Compensation Committee, the Stock Incentive Committee, the Executive Committee, the Finance Committee, and the Technology Committee.

         The Audit Committee (comprised of Messrs. Dwyer (Chair), Simon and Seazholtz ) met four times in fiscal 2000. The functions of the Audit Committee consist of recommending the appointment of auditors and overseeing the accounting and audit functions of the Company.

         The Compensation Committee (comprised of Messrs. Dwyer (Chair), Penny and Simon) met three times in fiscal 2000. The functions of the Compensation Committee consist of determining executive officers' salaries and bonuses.

         The Stock Incentive Committee (comprised of Messrs. Dwyer (Chair), Penny and Seazholtz ) met thirteen times in fiscal 2000. The functions of the Stock Incentive Committee consist of administering and determining awards to be granted under the Company's 1995 Stock Incentive Plan and Employee Stock Purchase Plan.

         The Executive Committee (comprised of Messrs. Gaynor (Chair), Wade and Simon) met three times in fiscal 2000. The Executive Committee has the authority to take all actions that the Board of Directors as a whole would be able to take, except as limited by applicable law.

         The Finance Committee (comprised of Messrs. Simon (Chair), and Dwyer)) met three times in fiscal 2000. The functions of the Finance Committee consist of making recommendations to the Board of Directors as to financial matters and as to such matters as shall be referred to it by the Board of Directors. The Finance Committee also periodically reviews the investment policies and performance of the Company.

         The Technology Committee (comprised of Messrs. Seazholtz (Chair) and
Wade) meet four times in fiscal 2000. Messrs. J. Nelson and William Noll were advisory members of the Technology Committee. The Technology Committee was established to insure alignment between the Company's technology initiatives and its overall business strategy.

         Directors who are not employees of the Company each receive $20,000 per year for services rendered as directors, except Mr. Gaynor who received $100,000 per year as Chairman and Chief Executive Officer of the Company. In January, 2000 an outside director, Mr. Reynolds, was granted options to purchase 32,500 shares with one-year vesting. In April, 1999 outside directors were granted the following stock options that vest annually over two years: Mr. Seazholtz 65,000 shares; Mr. Simon 65,000 shares; and Mr. Dwyer 65,000 shares. In December 1997, outside directors were granted the following stock options that vest monthly over five years: Mr. Simon: 50,000 shares; Mr. Dwyer: 20,000 shares; and Mr.
Seazholtz: 20,000 shares. In addition, all directors may be reimbursed for certain expenses incurred in connection with attendance at Board and committee meetings. In November 1995, Mr. Dwyer was granted an option to purchase 89,900 shares of Class A Common Stock at an exercise price of $6.50 per share. Mr. Dwyer's options vest at a rate of 1,872 shares per month commencing January 1, 1996. In addition, Mr. Simon also receives $1,250 each quarter for his services as a director of Conference Plus, Inc., a subsidiary of the Company. Other than with respect to reimbursement of expenses and the granting of stock options, directors who are employees of the Company do not receive additional compensation for service as directors.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES.

EXECUTIVE OFFICERS

         The following sets forth certain information with respect to the current executive officers of the Company. Please refer to the information contained above under the heading "Election of Directors" for biographical information of executive officers who are also directors of the Company.


Name                                         Age          Position
----------------------------                 ---          ----------------
John W. Seazholtz....................        63           Chairman of the Board of Directors

Marc J. Zionts ......................        38           Chief Executive Officer

J. W. Nelson.........................        48           President and Chief Operating Officer

Nicholas C. Hindman, Sr..............        49           Treasurer, Secretary, Vice President and Chief Financial Officer

William J. Noll......................        58           Senior Vice President of Product Development and Chief Technology
                                                          Officer
Marcus H. Hafner, Sr.................        43           Executive Vice President Business Development and Corporate Strategy

Richard P. Riviere...................        45           Senior Vice President of Transaction Services and President and Chief
                                                          Executive Officer - Conference Plus, Inc

Melvin J. Simon......................        55           Assistant Secretary, Assistant Treasurer and Director


         Nicholas C. Hindman, Sr., has served as Treasurer, Secretary, Vice President and Chief Financial Officer since May 1999. From October 1997 to April 1999, Mr. Hindman served as General Manager of MFI Holdings, LLC, a manufacturer of consumer products. From 1992 through September 1997, Mr. Hindman operated an auditing and consulting firm specializing in initial public offerings, private placement of securities and business turnarounds.

         William J. Noll has served as Senior Vice President of Research and Development and Chief Technology Officer of Westell, Inc. since May 1997. Prior to joining the Company, Mr. Noll was Vice President and General Manager of Residential Broadband at Northern Telecom from October 1995 to May 1997. Mr. Noll held other various Vice President and Assistant Vice President positions at Northern Telecom from June 1988 to October 1996, and was Vice President Network Systems at Bell Northern Research from November 1986 to June 1988.

         Marcus H. Hafner, Sr. has served as Executive Vice President for Business Development and Corporate Strategy of Westell, Inc. since December 1997. Mr. Hafner served as Senior Vice President of Business Development from April 1996 to December 1997 and served as Business Development Vice President of the Company from May 1995 to March 1996. Prior to joining the Company, Mr. Hafner was President and Chief Operating Officer of On-Demand Technologies, Inc., a broadband equipment network systems provider, from April 1992 to April 1995.

         Richard P. Riviere has served as Vice President of Transaction Services for the Company since July 1995 and as President, Chief Executive Officer and a Director of the Company's 88% owned subsidiary Conference Plus, Inc. since October 1988.

EXECUTIVE COMPENSATION


The following table sets forth information for the fiscal years ended March 31, 1998, 1999 and 2000, with respect to all compensation paid or earned for services rendered to the Company by the Company's Chief Executive Officers and the Company's four other most highly compensated executive officers who were serving as executive officers at March 31, 2000 and a former Chief Executive Officer (together, the "Named Executive Officers").


                           SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM
                                                ANNUAL COMPENSATION               COMPENSATION
                                --------------------------------------------    ----------------
                                                                  OTHER            SECURITIES
                                                                  ANNUAL           UNDERLYING           ALL OTHER
                                FISCAL   SALARY     BONUS    COMPENSATION(1)       OPTIONS(2)         COMPENSATION(3)
NAME AND PRINCIPAL POSITION      YEAR     ($)        ($)           ($)              (SHARES)                ($)
-----------------------------   ------  --------  --------   ---------------    ----------------      ---------------
Marc J. Zionts                    2000   244,038    298,080        --               500,000               3,210
     Chief Executive Officer      1999   233,654    298,080        --               290,000               3,277
                                  1998   154,808    144,000        --               250,000               1,834

Robert H. Gaynor(4)               2000   100,000                                     65,000
     Chairman of the Board        1999   100,000                                    100,000
     and Chief Executive          1998    30,000                                     50,000
     Officer
J. William Nelson                 2000   244,038    298,080        --               195,000               5,118
     President and Chief          1999   233,654    298,080        --               250,000               7,624
     Operating Officer            1998   180,385    144,000        --               210,000               3,503

William  J. Noll                  2000   216,953    177,225       9,530              25,000               3,127
     Senior Vice President of     1999   228,893    177,225        --               145,000               4,001
     Research & Development       1998   159,211     67,500        --                  --                  --
     and  Chief Technology
     Officer

Marcus H. Hafner, Sr.             2000   181,476    229,040        --                80,000                 255
     Executive Vice President     1999   216,191    149,040        --               195,000               2,492
     Business Development         1998   140,419     72,000        --                  --                  --
     and Corporate Strategy

Richard P. Riviere                2000   172,000    150,831        --                  --                 4,889
     Vice President of            1999   150,000    103,894        --                12,000               4,008
     Transaction Services and     1998   140,000    103,894        --                12,000               2,981
     Chief Executive Officer
     of Conference Plus, Inc.


---------------------------

(1)   Represents reimbursed relocation expense and tax gross up.
(2) Stock options granted during fiscal 2000 were non-qualified stock options of Class A Common Stock and were issued under the 1995 Stock Incentive Plan of the Company.
(3) Includes matching contributions under the Company's 401(k) Profit Sharing Plan and life insurance premiums for fiscal 2000 as follows: Mr. Zionts:
      $2,966 and $ 244, respectively; Mr. Nelson: $ 4,474 and $ 644, respectively; Mr. Noll $ 2,047 and $1,080, respectively; Mr. Hafner $ 0 and $ 255, respectively; and Mr. Riviere $4,464 and $425, respectively.
(4) Mr. Gaynor retired from his position as Chief Executive Officer in January, 2000.

The following tables set forth the number of stock options granted to each of the Named Executive Officers during fiscal 2000 and the stock option exercises and exercisable and unexercisable stock options held by the Named Executive Officers as of March 31, 2000. For purposes of table computations, the current fair market value at March 31, 2000 was $ 31.5625 per share.


                      OPTION GRANTS IN THE LAST FISCAL YEAR


                                              INDIVIDUAL GRANTS
--------------------------------------------------------------------------------------
                            NUMBER OF      PERCENT OF                                        POTENTIAL REALIZABLE VALUE AT
                           SECURITIES    TOTAL OPTIONS                                          ASSUMED ANNUAL RATES OF
                           UNDERLYING      GRANTED TO        EXERCISE OR                       STOCK PRICE APPRECIATION
                             OPTIONS       EMPLOYEES         BASE PRICE    EXPIRATION              FOR OPTION TERM (1)
         NAME               GRANTED(#)   IN FISCAL YEAR(2)     ($/SH)         DATE               5%($)          10%($)
---------------------     -------------  ------------------  -----------  -------------      -------------   -------------
Marc J. Zionts              100,000(3)        2.33%            $4.0000        4/06/09           $251,558         $637,497
                            200,000(4)        4.66%            $6.7656       10/19/09           $850,970       $2,156,525
                            200,000(5)        4.66%            $9.9375       12/08/09         $1,249,928       $3,167,563
Robert H. Gaynor             65,000(5)        1.52%            $4.0000        4/06/09           $163,513         $414,373
J. W. Nelson                100,000(4)        2.33%            $6.7656       10/19/09           $425,485       $1,078,262
                             95,000(3)        2.22%            $4.0000        4/06/09           $238,980         $605,622
William J. Noll              25,000(3)        0.58%            $4.0000        4/06/09            $62,889         $159,374
Marcus H. Hafner, Sr.        80,000(3)        1.87%            $4.0000        4/06/09           $201,246         $509,998
Richard P. Riviere             --              --                --             --                  --              --

----------------

(1) The potential realizable value is based on the term of the option at its time of grant (ten years). As required by the SEC, the potential realizable value is calculated by assuming the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciate stock price. The prescribed rates are not intended to forecast future appreciation.
(2) Based on 4,287,827 total options granted to employees, including the Named Executive Officers, in fiscal 2000.
(3) These options vest in two equal annual installments on the first and second anniversary of the option grant.
(4) These options vest over a two-year period in equal quarterly installments and have a 10-year life.
(5) These options are performance based and vest in four equal annual installments beginning on the first anniversary of the option.


     OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES


                                                            NUMBER OF
                                                            SECURITIES
                                                            UNDERLYING
                                                            UNEXERCISED          VALUE OF UNEXERCISED
                                                          OPTIONS AT FISCAL     IN-THE-MONEY OPTIONS AT
                              SHARES                       FISCAL YEAR (#)        FISCAL YEAR END ($)
                            ACQUIRED ON       VALUE        (EXERCISABLE/          (EXERCISABLE/
         NAME               EXERCISE #     REALIZED ($)    UNEXERCISABLE)         UNEXERCISABLE)(1)
-------------------------  --------------  -----------   ------------------   -------------------------
Marc J. Zionts                  --             --        140,000 / 650,000     $3,541,286 /$15,849,015
Robert H. Gaynor                --             --         43,364 / 122,638     $1,073,610 / $3,252,323
J. William Nelson               --             --        114,250 / 330,750     $2,892,102 / $8,541,950
William J. Noll                                           63,000 / 107,000      $1,596653 / $2,767,245
Marcus H. Hafner, Sr.           --             --         92,500 / 182,500     $2,344,292 / $4,802,743
Richard P. Riviere              --             --         12,000 /  12,000       $304,124 /   $304,124

-----------------------

(1) Value is calculated by subtracting the exercise price per share from $31.5625, the fair market value at March 31, 2000, and multiplying such amount by the number of shares subject to the option.

EXECUTIVE OFFICER AGREEMENTS

         In June 1998, the Company entered into Severance Agreements with each Named Executive Officer and certain other executive officers of the Company (the "Severance Agreements"). The Severance Agreements provide that in the event such officer is terminated without Cause (as defined therein) or such officer resigns for Good Reason (as defined therein), the Company shall pay to such officer severance payments equal to such officer's salary and bonus for the fiscal year in which the termination occurs, and the Severance Agreements also provide for the payment of certain amounts upon the occurrence of certain events. The executive officers entering into the Severance Agreements agreed not to compete with the Company for one year in the event that their termination entitles them to severance payments and not to solicit any Company employees for a period of one year after a termination of such officer's employment with the Company. The Company's severance payment obligations and an officer's right to this additional bonus shall terminate upon such officer's death, resignation without Good Reason, retirement or termination for Cause.

     Pursuant to an agreement dated September 13, 1988 between the Company and Richard Riviere, the Vice President of Transaction Services of the Company and President of Conference Plus, Inc., a subsidiary of the Company, Mr. Riviere receives an annual base salary of not less than $75,000 during his employment with the Company. This agreement also provides Mr. Riviere with a right of first refusal with respect to the Company's interest in Conference Plus in the event the Company decides to sell such interest. In addition, after his employment with the Company terminates, Mr. Riviere has agreed not to compete with the Company for a period of two years.



                   COMPENSATION AND STOCK INCENTIVE COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors is responsible for the Company's executive compensation policies. It annually determines the compensation to be paid to the executive officers of the Company. The Compensation Committee has two outside directors. The Stock Incentive Committee administers and determines the awards to be granted under the Company's 1995 Stock Incentive Plan and the Employee Stock Purchase Plan.

OVERVIEW AND PHILOSOPHY

         The executive compensation program is intended to provide overall levels of compensation for the executive officers which are competitive for the industries and the geographic areas within which they operate, the individual's experience, and contribution to the long-term success of the Company. A leading consulting firm provides for the Compensation Committee's consideration information regarding executive compensation of companies that operate in similar industries. The Hambrecht & Quist Communications Index (see the Performance Graph) includes some of the companies which the Compensation Committee considers. The Compensation Committee believes that its task of determining fair and competitive compensation is ultimately judgmental.

         The executive compensation program is composed of base salary, annual incentive compensation, equity based incentives, and other benefits generally available to all employees.

BASE SALARY

         The base salary for each executive is intended primarily to be competitive with companies in the industries and geographic areas in which the Company competes. Surveys from outside firms and consultants are used to help determine what is competitive. In making annual adjustments to base salary, the Compensation Committee also considers the individual's performance over a period of time as well as any other information which may be available as to the value of the particular individual's past and prospective future services to the Company. This information includes comments and performance evaluations by the Company's Chief Executive Officer. The Committee considers all such data; it does not prescribe the relative weight to be given to any particular component.

ANNUAL INCENTIVE COMPENSATION

         Annual incentive compensation is ordinarily determined by a formula which considers the financial goals and objectives of the Company.

LONG-TERM INCENTIVES

         In general, both the Compensation Committee and the Stock Incentive Committee believe that equity based compensation should form a part of an executive's total compensation package. Stock options may be granted to executives in order to directly relate a portion of the executive's earnings to the stock price appreciation realized by the Company's stockholders over the option period. Stock options also provide executives with the opportunity to acquire an ownership interest in the Company. The number of shares covered by each executive's option will be determined by factors similar to those considered in establishing base salaries. In fiscal 2000, 865,000 stock options were granted to executive officers.

OTHER

         Other benefits are generally those available to all other employees in the Company, or a subsidiary, as appropriate.

COMPENSATION FOR CHIEF EXECUTIVE OFFICER

         The Compensation Committee and the Stock Incentive Committee apply the same standards in establishing the compensation of the Company's Chief Executive Officer as are used for other executives. However, there are procedural differences. The Chief Executive Officer does not participate in setting the amount and nature of his compensation.

         The Compensation Committee does not expect that Section 162(m) of the Internal Revenue Code will limit the deductibility of compensation expected to be paid by the Company in the foreseeable future.

         This report is submitted by the Compensation Committee of the Board of Directors.

                           Respectfully Submitted By:

    The Compensation Committee                   The Stock Incentive Committee
       Paul A. Dwyer (Chair)                         Paul A. Dwyer (Chair)
        Robert C. Penny III                           Robert C. Penny III
          Melvin J. Simon                             John W. Seazholtz



                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

         The Compensation Committee is currently composed of Messrs. Dwyer (Chair), Penny and Simon, the Assistant Secretary and Assistant Treasurer of the Company. No interlocking relationship exists between the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

         Since 1984, Melvin J. Simon & Associates, Ltd. has provided accounting and other financial services to the Company. Mr. Simon, a director and the Assistant Secretary and Assistant Treasurer of the Company and Co-Trustee of the Voting Trust, is the sole owner of Melvin J. Simon & Associates, Ltd. The Company paid Melvin J. Simon & Associates, Ltd. approximately $66,000, $40,000 and $15,475 in fiscal 1998, 1999 and 2000, respectively, for its services. The Company believes that these services are provided on terms no less favorable to the Company than could be obtained from unaffiliated parties.

         The Company has granted Robert C. Penny III and Melvin J. Simon, as Trustees of the Voting Trust, certain registration rights with respect to the shares of Common Stock held in the Voting Trust.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires that the Company's officers and directors, and persons who own more than ten percent of the Company's outstanding stock, file reports of ownership and changes in ownership with the Securities and Exchange Commission. During fiscal 2000, to the knowledge of the Company, all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were complied with except that Mr. Seazholtz filed a Form 5 on June 4, 1999 reflecting a purchase of Class A Common Stock that should have been reported on a Form 4 by May 10, 1998.

                                PERFORMANCE GRAPH

         The following performance graph compares the quarterly percentage change in the Company's cumulative total stockholder return on its Class A Common Stock with the cumulative total return of the Nasdaq Stock Market--U.S. Index and the Hambrecht & Quist Communications Index for the period commencing December 1, 1995 (the first day of trading of the Class A Common Stock on the Nasdaq National Market) and ending March 31, 2000. The stock price performance shown in the performance graph is not indicative of future stock price performance.



-    $100 INVESTED ON 12/01/95 IN STOCK OR INDEX
-    INCLUDING REINVESTMENT OF DIVIDENDS.
-    FISCAL YEAR ENDING MARCH 31.



                           TOTAL RETURN - DATA SUMMARY

                                                    CUMULATIVE TOTAL RETURN
                                         ---------------------------------------------
                                         12/1/95   3/96    3/97   3/98    3/99    3/00
WESTELL TECHNOLOGIES INC.        WSTL      100     285     206    196     68      490

NASDAQ Stock Market (U.S.)       INAS      100     105     116    176     237     442

H & Q Communications             IHQC      100     98      86     124     193     558

                                   ACCOUNTANTS

         Selection of independent auditors is made by the Board of Directors upon consultation with the Audit Committee. The Company's independent auditors for fiscal 2000 were Arthur Andersen LLP. The Board of Directors will vote upon the selection of auditors for the current fiscal year at a future Board meeting. Representatives of Arthur Andersen LLP will be present at the Annual Meeting with the opportunity to respond to appropriate questions and to make a statement if they desire to do so.

                          PROPOSALS OF SECURITY HOLDERS

         A stockholder proposal to be included in the Company's proxy statement and presented at the 2001 Annual Meeting must be received at the Company's executive offices, 750 North Commons Drive Aurora, Illinois 60504 by no later than July 25, 2001 for evaluation as to inclusion in the Proxy Statement in connection with such meeting.

         Stockholders wishing to nominate a director or bring a proposal before the 2001 Annual Meeting (but not include the proposal in the Company's proxy statement) must cause written notice of the proposal to be received by the Secretary of the Company at the principal executive offices of the Company in Aurora, Illinois, by no later than 60 days prior to the Annual Meeting date, as well as comply with certain provisions of the Company's bylaws. In order for a stockholder to nominate a candidate for director, such notice must describe various matters regarding the nominee and the stockholder giving the notice, including such information as name, address, occupation and shares held. In order for a stockholder to bring other business before a stockholders meeting, the notice for such meeting must include various matters regarding the stockholder giving the notice and a description of the proposed business. These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in the Company's proxy statement.

                              FINANCIAL INFORMATION

         The Company has furnished its financial statements to stockholders in its 2000 Annual Report, which accompanies this Proxy Statement. In addition, the Company will promptly provide, without charge to any stockholder, on the request of such stockholder, an additional copy of the 2000 Annual Report and the Company's most recent Form 10-K. Written requests for such copies should be directed to Westell Technologies, Inc., Attention: Nicholas C. Hindman, Sr., Vice President, Secretary, Treasurer and Chief Financial Officer, 750 North Commons Drive, Aurora, Illinois 60504; telephone number (630) 898-2500.

                    OTHER MATTERS TO COME BEFORE THE MEETING

         The Board of Directors of the Company knows of no other business that may come before the Annual Meeting. However, if any other matters are properly presented to the meeting, the persons named in the proxies will vote upon them in accordance with their best judgment.



         WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN THE PROXY AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE.


                                           By Order of the Board of Directors

                                           NICHOLAS C. HINDMAN, SR.
                                           Vice President, Secretary, Treasurer
                                           and Chief Financial Officer

Date:  November 28, 2000



PROXY                                          WESTELL TECHNOLOGIES, INC.                                          PROXY
                                         750 N. Commons Drive, Aurora, IL 60504

                               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         This Proxy is solicited by the Board of Directors for the Annual Meeting of Shareholders, on December 13, 2000,
11:00 a.m. local time, at the Westell Corporate Headquarters, 750 N. Common Drive, Aurora, IL 60504.

         The undersigned hereby appoints John W. Seazholtz and Melvin J. Simon, and each of them, proxies with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all Class A
Common Stock and/or Class B Common Stock held of record by the undersigned in Westell Technologies, Inc., upon all subjects that may properly come before the Annual Meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this card.

         THE UNDERSIGNED HEREBY REVOKES ANY PROXY HERETOFORE GIVEN AND ACKNOWLEDGES RECEIPT OF THE NOTICE AND PROXY
STATEMENT FOR THE ANNUAL MEETING.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER, IF NO
DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.


                                                                           (Comments / Change of Address)

                                                                     -------------------------------------------------

                                                                      ------------------------------------------------

                                                                      ------------------------------------------------

                                                                      ------------------------------------------------
                                                                      (If you have written in the above space, please
          (Continued and to be signed on the other side)              mark the corresponding box on the reverse side.)


-------------------------------------------------------------------------------------------------------------------------
                                                - FOLD AND DETACH HERE -



                                               WESTELL TECHNOLOGIES, INC.
                        PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [ ]

[                                                                                                                        ]

                              THE FOLLOWING MATTERS ARE PROPOSED BY THE BOARD OF DIRECTORS


1.  ELECTION OF DIRECTORS:                                                  2.  In their discretion, the Proxies are authorized
    Director Nominees:                         For    Withhold    For All       to vote upon such other business as may properly
    John W. Seazholtz, Paul A. Dwyer,          All      All        Except       come before the Annual Meeting or any Annual Meeting
    Howard L. Kirby, Jr., J. W. Nelson,        [ ]      [ ]         [ ]         or any adjournment thereof. Please sign exactly as
    Robert C. Penney III, Thomas A.                                             name or names appear on this proxy. If stock is held
    Reynolds, III, Bernard F. Sergesketter,                                     jointly, each holder should sign. If signing as
    Melvin J. Simon, Marc J. Zionts                                             attorney, trustee, executor, administrator,
                                                                                custodian, guardian or corporate officer, please
                                                                                give full title.

    ---------------------------------------
    INSTRUCTION: To withhold authority to
    vote for any individual nominee, write
    that nominee's name in the space provided                               Comments/Change of Address [ ]
    above.

                                                                                             Date_____________________, 2000

                                                                                             ---------------------------------------
                                                                                             Signature

                                                                                             ---------------------------------------
                                                                                             Signature
                                                                                             VOTES MUST BE INDICATED (X) IN BLACK


------------------------------------------------------------------------------------------------------------------------------------
                                                      - FOLD AND DETACH HERE -


                                  PLEASE VOTE, SIGN EXACTLY AS NAME APPEARS ABOVE, DATE, AND RETURN
                                   THIS PROXY FORM PROMPTLY USING THE ENCLOSED POSTPAID ENVELOPE.

